Exhibit 99.1

ZIOPHARM REPORTS THIRD QUARTER FINANCIAL RESULTS
AND UPDATES CLINICAL PROGRAMS

NEW YORK, NY – November 4, 2010 - ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a biopharmaceutical cancer company addressing unmet medical needs, today reported its financial results for the three months ended September 30, 2010 and provided an update on the Company’s continued progress with its clinical programs.

For the third quarter of 2010, the Company’s cash used in operations was $5.8 million, an increase of $3.7 million from $2.1 million for the same period for 2009. The spending increase is attributable to the deployment of additional resources for the initiation of the Phase III trial of palifosfamide in metastatic soft tissue sarcoma. The Company ended the September 2010 quarter with cash of approximately $66.5 million which is expected to support operations well into mid-2012.

The Company reported net loss from operations for the third quarter of 2010 of $8.5 million, or $(0.18) per basic share, compared to a net loss from operations of $2.6 million, or $(0.12) per share in the third quarter of 2009. In the third quarter of 2010, the Company recognized a non-cash loss of $3.7 million attributable to the change in liability-classified warrants arising primarily from an increase in the Company’s stock price during the period, resulting in total net loss for the third quarter of 2010 of $12.2 million or $(0.26) per basic share, compared with a net loss for the third quarter of 2009 of $2.9 million, or $(0.13) per share. The non-cash warrant expense relates to fair value accounting which requires liability-classified warrants to be marked-to-market under U.S. generally accepted accounting principles.

During the third quarter of 2010, research and development expenses increased by $4.5 million and general and administrative expenses increased by $1.5 million over the third quarter of 2009. The increases are attributable to the palifosfamide Phase III pivotal trial as well as preparatory expenses for new clinical studies not initiated in the quarter.

Clinical Programs Update

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In July, ZIOPHARM announced the initiation of its pivotal Phase III trial for palifosfamide (ZymafosTM or ZIO-201) in patients with front-line metastatic soft-tissue sarcoma. The study, called PICASSO 3, will enroll approximately 424 patients in up to 150 centers in North America, Europe, South America, Australia, Israel and Korea. In the fourth quarter of 2010, the Company also expects to initiate a Phase I trial of palifosfamide in a second indication, small cell lung cancer, with a principal site at the Indiana University Simon Cancer Center and under the direction of Lawrence Einhorn, M.D., Lance Armstrong Professor of Oncology. This will be followed by a randomized Phase II study.  ZIOPHARM will also study palifosfamide in oral form in a Phase I trial that the Company expects to initiate in the fourth quarter of 2010.

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In September, ZIOPHARM announced that darinaparsin (ZinaparTM or ZIO-101) was granted Orphan Drug Designation by the U.S. Food and Drug Administration (FDA) in the treatment of peripheral T-cell Lymphoma (PTCL). Darinaparsin demonstrated favorable results in a Phase II trial in lymphoma, particularly PTCL. The Company expects to begin enrolling patients in the fourth quarter in a Phase I study of darinaparsin in combination with CHOP (Cyclophosphamide, Doxorubicin, Vincristin, and Prednisone), the current standard of care for front-line PTCL, to confirm the tolerability of the combination. ZIOPHARM also recently reinitiated a Phase I study of oral darinaparsin in advanced solid tumors. The Company also announced in September that it was granted Patent No. 4,571,408 by the Japanese Patent Office with claims covering pharmaceutical compositions, including oral formulations, or various organic arsenic compounds, including darinaparsin, and the use of these compositions and the organic arsenic compounds for the treatment of cancer, including as part of a combination therapy.

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With regard to indibulin (ZybulinTM or ZIO-301), the Company continues to enroll patients in a Phase I/II study in metastatic breast cancer which is being conducted at Memorial Sloan-Kettering Cancer Center. The study employs a novel, mathematically-determined administration schedule for indibulin that was developed by Larry Norton, M.D. Deputy Physician-in-Chief for Breast Cancer Programs at Memorial Sloan-Kettering and Medical Director of the Evelyn H. Lauder Breast Center.

About ZIOPHARM Oncology, Inc.:
ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer drugs. The Company is currently focused on three clinical programs.

Palifosfamide (ZymafosTM or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide. ZIOPHARM is currently enrolling patients in a randomized, double-blinded, placebo-controlled Phase III trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The Company expects to initiate additional studies in the near-term, including a Phase I intravenous study of palifosfamide in combination with standard of care addressing small cell lung cancer and a Phase I study of oral palifosfamide.

Darinaparsin (ZinaparTM or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) being developed intravenously for the treatment of peripheral T-cell lymphoma with a pivotal study expected to begin in late 2011. An oral form is in a Phase I trial in solid tumors.

Indibulin (ZybulinTM or ZIO-301) is a novel, oral tubulin binding agent that is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and minimal overall toxicity. It is currently being studied in Phase I/II in metastatic breast cancer.

ZIOPHARM's operations are located in Boston, MA with an executive office in New York City. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-E

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of the Company's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of the Company's product candidates, the risk that the results of clinical trials may not support the Company's claims, the risk that pre-clinical or clinical trials will proceed on schedules that are consistent with the Company's current expectations or at all, risks related to the Company's ability to protect its intellectual property and its reliance on third parties to develop its product candidates, risks related to the sufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding the Company's ability to obtain additional financing to support its operations thereafter, as well as other risks regarding the Company that are discussed under the heading "Risk Factors" in the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements can be identified by the use of words such as "may," "will," "intend," " should," "could," "can," "would," "expect," "believe," "estimate," " predict," "potential," "plan," "is designed to," "target" and similar expressions. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:
Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com